EX-23.1.3

                                     CONSENT


TO:      The Securities and Exchange Commission
         Washington, D.C.  20549

RE:      Above Average Investments, Ltd.


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Post-effective Amendment No. 1 to Registration Statement No. 333-37198 of Above Average Investments, Ltd. on Form SB-2 of our report dated February 6, 2001 on the financial statements of Quick-Med Technologies, Inc. appearing in the prospectus, which is part of this Registration.

         We also consent to the reference to us under the heading "Experts" in such prospectus.

Daszkal Bolton Manela Devlin & Co.
Boca Raton, Florida
April 6, 2001


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